EXHIBIT 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into March 16, 2023 by and among INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware (“Integrated”), MANHATTAN DRUG COMPANY, INC. (successor-by-merger to InB:MANHATTAN DRUG COMPANY, INC.), a corporation organized under the laws of the State of New Jersey (”MD”), AGROLABS, INC., a corporation organized under the laws of the State of New Jersey (“AL”), IHT HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware (“IHT”), IHT PROPERTIES CORP., a corporation organized under the laws of the State of Delaware (“IHTP”), and VITAMIN FACTORY, INC. (also known as The Vitamin Factory), a corporation organized under the laws of the State of Delaware (“Vitamin”) (Integrated, MD, AL, IHT, IHTP and Vitamin, each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

Whereas, Borrowers and PNC entered into a certain Revolving Credit, Term Loan and Security Agreement dated June 27, 2012 (which has been, is being, and may be further amended, replaced, restated, modified and/or extended from time to time, the “Loan Agreement”); and

Whereas, Borrowers and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Borrowers acknowledge that the most recent statement of account sent to Borrowers with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)	The following definition is hereby added to Section 1.2 of the Loan Agreement in alphabetical order to read as follows:

“Fourth Amendment Closing Date” shall mean March 16, 2023.

(b)

By execution of this Amendment, the Supplement to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement attached hereto as Schedule A (including the Exhibit A attached thereto) is deemed to be executed as well and is hereby incorporated by reference and made a part of this Amendment as if fully set forth herein.

3)	ACKNOWLEDGMENTS. Borrowers acknowledge and represent that:

(A)    the Loan Agreement and Other Documents, each as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)    to the best of their knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C)    all representations and warranties of the Borrowers contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)    Borrowers have taken all necessary action to authorize the execution and delivery of this Agreement; and

(E)    this Agreement is a modification of an existing obligation and is not a novation.

4)	CONDITIONS. As conditions to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrowers agree to:

(A)    provide the Agent with this Agreement and the Supplement to Fourth Amendment to Revolving Credit, Term Loan and Security Agreement, each properly executed;

(B)    provide the Agent with secretary’s certificates and resolutions of the Borrowers, authorizing the execution of this Agreement, in form and substance acceptable to the Agent;

(C)    provide the Agent with all information and documentation reasonably required by the Agent in connection herewith;

(D)    pay all reasonable legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer, P.A.; and

(E)    pay all other reasonable costs and expenses incurred by the Lenders in entering into this Agreement.

5)

MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles. This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents. This Agreement, the Loan Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

6)

DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

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[SIGNATURE PAGE TO FOURTH AMENDMENT]

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement the day and year first above mentioned.

ATTEST:	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: Co-Chief Executive Officer

ATTEST:	MANHATTAN DRUG COMPANY, INC.
By: /s/ Dina L Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	AGROLABS, INC.
By: /s/ Dina L Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	IHT HEALTH PRODUCTS, INC.
By: /s/ Dina L Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGE TO FOURTH AMENDMENT]

ATTEST:	IHT PROPERTIES CORP.
By: /s/ Dina L Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	VITAMIN FACTORY, INC.
(also known as The Vitamin Factory)
By: /s/ Dina L Masi	By: /s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY
Title: Secretary	Title: President and Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURE PAGE TO FOURTH AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent
By: /s/ Allison Korab
Name: Allison Korab
Title: Vice President

SCHEDULE A

SUPPLEMENT TO FOURTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS SUPPLEMENT TO FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (together with Exhibit A attached hereto, this “Amendment”) is dated as of the Fourth Amendment Closing Date (the “Effective Date”) and is made by and among INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware (“Integrated”), MANHATTAN DRUG COMPANY, INC. (successor-by-merger to InB:MANHATTAN DRUG COMPANY, INC.), a corporation organized under the laws of the State of New Jersey (”MD”), AGROLABS, INC., a corporation organized under the laws of the State of New Jersey (“AL”), IHT HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware (“IHT”), IHT PROPERTIES CORP., a corporation organized under the laws of the State of Delaware (“IHTP”), and VITAMIN FACTORY, INC. (also known as The Vitamin Factory), a corporation organized under the laws of the State of Delaware (“Vitamin”) (Integrated, MD, AL, IHT, IHTP and Vitamin, each a “Borrower”, and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”) under the Existing Agreement, as hereinafter defined (all such parties, the “Parties”).

RECITALS

WHEREAS, the Parties are parties to that certain Revolving Credit, Term Loan and Security Agreement dated June 27, 2012 (as has been, is being and may be further amended, replaced, restated, modified and/or extended, collectively, the “Existing Agreement”);

WHEREAS, certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Existing Agreement bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the London Interbank Offered Rate administered by the ICE Benchmark Administration (which may be referred to as the “Eurodollar Rate” in the Existing Agreement) (referred to herein as “LIBOR”) in accordance with the terms and conditions of the Existing Agreement (the “Affected Loans”); and

WHEREAS, applicable parties under the Existing Agreement have determined that LIBOR hardwired replacement provisions that include a replacement waterfall that provides for a transition to a successor rate shall be incorporated into the Existing Agreement with respect to Affected Loans for all purposes under the Existing Agreement and under any Other Document (other than any derivative, swap agreement, hedge agreement or ISDA confirm or other analogous or similar document executed in connection with any interest rate hedging or swap transactions) (together with the Existing Agreement, each as amended, supplemented, modified or restated prior to the date hereof, collectively, the “Existing Documents”), subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the Parties covenant and agree as follows:

1.	Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.

2.	Certain Definitions. Capitalized terms used in this Amendment but not otherwise defined herein or in Exhibit A shall have the meanings assigned to such terms in the Existing Agreement. Capitalized terms used in Exhibit A that are also used in the Existing Agreement shall supplement (but not replace) the defined terms in the Existing Agreement with respect to Affected Loans, unless otherwise stated therein.

3.

Amendments.  The Existing Agreement is hereby amended as set forth on Exhibit A attached hereto.  Notwithstanding any provision of the Existing Agreement or any Existing Document to the contrary, the Parties hereby agree that the terms set forth on Exhibit A apply solely to Affected Loans on and after the Effective Date.  For the avoidance of doubt, to the extent provisions in the Existing Agreement apply to Affected Loans and such provisions are not specifically addressed by Exhibit A, such provisions in the Existing Agreement shall continue to apply to Affected Loans from and after the Effective Date.  In the event of a conflict between the terms of this Amendment and the terms of the Existing Agreement or any other Existing Document, the terms of this Amendment shall govern and control.  For the further avoidance of doubt, the provisions of this Amendment supersede and govern any provisions of the Existing Agreement relating to benchmark replacements as they apply on and after the Effective Date.

4.	Representations and Warranties. The Borrower hereby represents and warrants that: (a) no Default or Event of Default exists or will exist immediately after giving effect to the transactions contemplated hereby, (b) all representations and warranties of Borrower contained in the Existing Agreement, in this Amendment and in the other Existing Documents are true and correct in all material respects, (c) the execution, delivery and performance of this Amendment and the Fourth Amendment (defined below) by the Borrower have been duly authorized by all necessary corporate or other organizational action, and (d) this Amendment and the Fourth Amendment have been duly executed and delivered by the Borrower.

5.

Limitation; Effect of Amendment; No Novation.  No provision of the Existing Agreement or any other Existing Document is amended or waived in any way other than as provided herein and in the Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated as of the Fourth Amendment Closing Date (the “Fourth Amendment”).  Except as expressly set forth herein and in the Fourth Amendment, all of the terms of the Existing Agreement and the other Existing Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and constitute the legal, valid, binding, and enforceable obligations of the parties thereto.  As of the Effective Date, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Existing Documents to the Existing Agreement (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment and the Fourth Amendment.  The Borrower hereby confirms that the Existing Agreement and each other Existing Document have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and the obligations thereunder are continued as amended by this Amendment and the Fourth Amendment.  The Borrower acknowledges and agrees that the amendment of the Existing Agreement and each other Existing Document by this Amendment and the Fourth Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Existing Agreement and each other Existing Document, and this Amendment, the Existing Agreement and each other Existing Document are entitled to all rights and benefits originally pertaining to the Existing Agreement and each other Existing Document.

6.	Reaffirmation of Guarantees and Security Interests. The Borrower hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. The Borrower hereby (a) affirms and confirms, as applicable, its pledges, grants and other undertakings under the Existing Agreement and each other Existing Document, each as amended by this Amendment and the Fourth Amendment, to which it is a party and (b) agrees that (i) the Existing Agreement and each other Existing Document, each as amended by this Amendment and the Fourth Amendment, to which it is a party continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder continue to be in full force and effect (with the same priority, as applicable) and accrue to the benefit of the applicable secured party or parties thereunder.

7.

Further Assurances.  The Borrower agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.

8.	Counterparts; Effectiveness.

a.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The Effective Date of this Amendment shall be completed by the Administrative Agent as of the date when this Amendment shall have been executed by the Parties.

b.	The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. The Parties agree that this Amendment may, at the Administrative Agent’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

9.	Section Headings. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

10.	Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.

Fees and Costs.  The Borrower will pay on demand all out-of-pocket fees, costs, and expenses of the Administrative Agent, including but not limited to the fees and expenses of outside counsel, in connection with the preparation, execution, and delivery of this Amendment.

12.	Governing Law, Etc. The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the Parties agree to such terms.

13.

Ratification of Terms.  The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Existing Agreement and Other Documents, all of which are incorporated herein by reference.

14.	Construction. Reference to this Amendment means this Amendment, together with Exhibit A attached hereto. Exhibit A is hereby incorporated into, and deemed to be part of, this Amendment.

[EXHIBIT A ATTACHMENT FOLLOWS]

Exhibit A

[TO BE ATTACHED]

EXHIBIT A TO
SUPPLEMENT TO FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

Article	I.	Definitions, Etc.
Section 1.1	Defined Terms. The following terms shall have the following meanings for purposes of this Amendment, including without limitation, this Exhibit A, and the provisions contained herein:

"Amended Agreement” means the Existing Agreement, as amended pursuant to this Amendment.

"Amended Documents” means the Existing Documents, as amended pursuant to this Amendment.

"Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Amended Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of Section 5.1(d) of this Exhibit A.

"Base Rate Credit Extension” means a Credit Extension nominally based on a “Base Rate”, “Alternate Base Rate”, “Alternative Base Rate”, “ABR” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR but which term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR.

"Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to a then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.1(d) of this Exhibit A.  Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

"Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment (to be reset in consultation with the Borrower and in good faith at such time);

(2)

the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Amended Agreement and the other Amended Documents; and

provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

"Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available under the Amended Agreement (or the published component used in the calculation thereof).

"Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)        a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)        a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1(d) of this Exhibit A and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Amended Agreement and under any Amended Document in accordance with Section 5.1(d) of this Exhibit A.

"Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” (or other applicable provision regarding interest periods available), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Amended Agreement and the other Amended Documents).

"Credit Extension” means any extension of credit of any type denominated in U.S. Dollars under the Existing Agreement, the Amended Agreement, any other Existing Document or any other Amended Document, whether characterized as a loan, term loan, revolving loan, swingline loan, daylight overdraft loan, bid loan, advance, borrowing, credit extension, letter of credit or other financial accommodation, and whether constituting a new extension of credit, the renewal, extension of the expiry date or reinstatement or increase in the amount of an existing extension of credit or a conversion or continuation of an existing extension of credit.

"Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time.  If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

"Floor” means the benchmark rate floor, if any, provided in the Amended Agreement with respect to the Term SOFR Rate, or if no floor is specified, zero.

"Interest Period” means “Interest Period”, “LIBOR Period” or any other analogous or similar term set forth in the Existing Agreement or any other applicable Existing Document describing the period during which a Credit Extension bears interest with reference to a specific setting, calculation or determination of a benchmark rate; provided that such term shall be modified on the Effective Date so that (a) such term shall refer to the Term SOFR Rate in lieu of the LIBOR Rate and (b) the only tenors, periods or intervals available pursuant to such term shall be those tenors, periods or intervals that were available under the Existing Agreement prior to such modification.

"Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

"LIBOR Rate” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment, however phrased, referring to USD LIBOR, including by way of example applicable terms phrased as “Adjusted LIBO Rate”, “Adjusted LIBOR Rate”, “LIBO Base Rate”, “LIBO Rate”, “LIBOR Rate”, “LIBOR”, “Eurodollar Rate”, “Eurodollar Base Rate”, “Eurocurrency Rate”, “One-Month LIBOR” or “Daily LIBOR Rate”.

"Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

"Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

"SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Adjustment” means, for the Term SOFR Rate, the following:

SOFR Adjustment	Interest Period
10 basis points (.10%)	For a 1-month Interest Period
10 basis points (.10%)	For a 3-month Interest Period
10 basis points (.10%)	For a 6-month Interest Period

"SOFR Credit Extension” means any Credit Extension bearing interest or incurring fees, commissions or other amounts based on the Term SOFR Rate plus the SOFR Adjustment, but excluding any Base Rate Credit Extension.

"SOFR Floor” means a rate of interest per annum equal to 0 basis points (0.00%).

"SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

"Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Rate” means, for any calculation with respect to any SOFR Credit Extension, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.  The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

"Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

"Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"USD LIBOR” means the London interbank offered rate for U.S. Dollars

"USD LIBOR Credit Extension” means a Credit Extension bearing interest or incurring fees, commissions or other amounts based on a USD LIBOR rate that is held constant for a specifically designated period of time and is not reset on a daily or substantially daily basis, but excluding any Base Rate Credit Extension.

"USD LIBOR Related Definition” means any term defined in the Existing Agreement or any other Existing Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date, however phrased, solely relating to the determination, administration or calculation of USD LIBOR, including by way of example any instances of the LIBOR Rate and other applicable terms phrased as “Eurodollar Reserve Percentage”, “LIBOR Determination Date” and “LIBOR Reset Date”.  “USD LIBOR Related Definition” does not include any term such as “Base Rate”, “Alternate Base Rate”, “Alternative Base Rate”, “ABR” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of Article III of this Exhibit A, USD LIBOR, even if such term, immediately prior to giving effect to the provisions of Article III of this Exhibit A, would have included a component based on USD LIBOR.

"U.S. Dollars” means the lawful currency of the United States of America.

"U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Section 1.2.

Definitions.  The Existing Agreement and each other applicable Existing Document (if any) are each hereby amended to incorporate the definitions set forth in Section 1.1 of this Exhibit A, mutatis mutandis, including as a result of the effectiveness of this Amendment.  If the Existing Agreement or any other Existing Document as in effect immediately prior to giving effect to the provisions of this Amendment already defines any term defined in Section 1.1 of this Exhibit A, the definition in Section 1.1 of this Exhibit A shall (x) to the extent that such definition also relates to Loans other than Affected Loans, supplement such definition in the Existing Agreement or such other Existing Document; and (y) to the extent that such definition relates solely to Affected Loans, supersede such definition in the Existing Agreement or such other Existing Document solely with respect to Affected Loans.

Section 1.3	Rules of Construction. For the avoidance of doubt, if and to the extent that the Existing Agreement or any other Existing Document does not, immediately prior to the effectiveness of this Amendment, include any provision or term that would be modified pursuant to any provision of Article II or Article III of this Exhibit A, such provision of Article II or Article III of this Exhibit A shall be disregarded to such extent. Any reference in this Amendment to the “Borrower” shall be deemed to refer to (a) “the Borrowers”, “the applicable Borrower”, “each Borrower”, “such Borrower” or “any Borrower”, as applicable, if the “Borrower” identified above constitutes more than one person or (b) the “Borrowers’ Agent”, “Administrative Borrower” or other analogous or similar entity, as applicable, if the Existing Agreement includes a mechanism for such entity to act for or on behalf of the Borrower.

Section 1.4

SOFR Notification.  Section 5.1(d) of this Exhibit A provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Reference Rate is no longer available or in certain other circumstances.  The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Reference Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 1.5	Conforming Changes Relating to SOFR. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Existing Agreement, Amended Agreement, this Amendment, the Amended Documents, or any other Existing Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Article	II.	Discontinuance of USD LIBOR.
Section 2.1	Credit Extensions.

(a)

On and after the Effective Date, notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, subject to Article IV of this Exhibit A:  (i) no USD LIBOR Credit Extension shall be available, requested or made thereunder, (ii) any request to convert an existing Credit Extension to a USD LIBOR Credit Extension shall be ineffective, (iii) any request for a new USD LIBOR Credit Extension, or to continue, renew, extend, reinstate or increase an existing USD LIBOR Credit Extension as a USD LIBOR Credit Extension, shall be ineffective.

(b)	Any request for a USD LIBOR Credit Extension that is pending on the Effective Date will be deemed to have converted into a request for a SOFR Credit Extension.

Section 2.2

USD LIBOR Related Definitions.  Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A, from and after the Effective Date, the USD LIBOR Related Definitions shall be deleted from the Existing Agreement and each other applicable Existing Document and of no further force or effect.

Article	III.	New Credit Extensions.
Section 3.1

Modification to LIBOR Rate Definitions.  Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, subject to the provisions of Article IV of this Exhibit A, from and after the Effective Date:

(a)

any usage of “LIBOR Rate” or other analogous or similar term referring to a USD LIBOR Credit Extension (other than (i) as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A or a benchmark replacement provision or (ii) as used in connection with a Base Rate Credit Extension) in the Existing Agreement or any other Existing Document, as applicable, shall be deleted and of no further force or effect, and the phrase “Term SOFR Rate plus the SOFR Adjustment” shall be inserted in lieu thereof,

(b)	to the extent that, immediately prior to giving effect to the provisions of this Exhibit A, the Existing Agreement or any other Existing Document required or permitted the request, making and maintenance of any type of Credit Extension as a USD LIBOR Credit Extension, that type of Credit Extension shall be available, and may be requested, made and maintained, as a SOFR Credit Extension, subject to satisfaction of the applicable provisions (including conditions precedent to Credit Extensions) of the Amended Agreement and any other applicable Amended Document, and

(c)	any term or provision of the Existing Agreement or any other Existing Document (other than as used in a USD LIBOR Related Definition that has been deleted pursuant to the terms of this Exhibit A) that refers or is applicable to a USD LIBOR Credit Extension immediately prior to giving effect to the provisions of this Amendment on the Effective Date shall refer to and be applicable to a SOFR Credit Extension, unless, and to the extent that, such term or provision is expressly superseded or otherwise modified by this Amendment, in which case, such term or provision shall to such extent be construed as so superseded or otherwise modified as set forth in this Amendment.

Section 3.2

Modification to Base Rate Credit Extension.  Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, whether or not USD LIBOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Effective Date, from and after the Effective Date, any usage of USD LIBOR in a component of a Base Rate Credit Extension (excluding the related spread) shall be deleted and of no further force or effect, and Daily Simple SOFR shall be inserted in lieu thereof.

Section 3.3	SOFR Conventions and Provisions. Notwithstanding any provision of the Existing Agreement or any other Existing Document to the contrary, from and after the Effective Date, subject to Article IV of this Exhibit A, the Existing Agreement and each other applicable Existing Document are each hereby amended to incorporate the following provisions:

(a)

London Business Days.  To the extent that any term or provision of the Existing Agreement or any other Existing Document refers to the term “Business Day”, “Banking Day”, “business day” or other analogous or similar term or provision defining generally the days on which banks are deemed to be open for business, such term or provision is modified: (i) to delete any provision therein referencing London, the United Kingdom or the London interbank market to the extent that any such term or provision relates primarily to the use or administration of USD LIBOR; and (ii) when used in connection with an amount that bears interest at a rate based on the Term SOFR Reference Rate or any direct or indirect calculation or determination of the Term SOFR Reference Rate, to require that any such day is also a U.S. Government Securities Business Day.

(b)	Types of Credit Extension. To the extent that the Existing Agreement or any other Existing Document categorizes Credit Extensions generally or by definition by type of benchmark rate that applies to such Credit Extensions, a SOFR Credit Extension shall constitute a type of Credit Extension, and any such definition shall be deemed to include SOFR Credit Extensions.

(c)

Notice Periods.  Any provision under the Existing Agreement or any other Existing Document that required, immediately prior to giving effect to the provisions of Article II of this Exhibit A, the Borrower to provide notice to the Administrative Agent of any borrowing, continuation, renewal, extension, reinstatement, increase, conversion or prepayment of any USD LIBOR Credit Extension shall be deemed, in each case, to require notice thereof with respect to a SOFR Credit Extension in lieu of such USD LIBOR Credit Extension.

(d)	Breakage Provisions. Any requirement in the Existing Agreement or any other Existing Document for the Borrower to compensate any Lender for losses resulting from any assignment, continuation, conversion, payment or prepayment of any USD LIBOR Credit Extension other than on the last day of the Interest Period applicable thereto or from any failure to borrow, convert, continue or prepay any USD LIBOR Credit Extension on the date or in the amount notified by the Borrower, shall be deemed to be applicable to any SOFR Credit Extension.

(e)

Regulation D.  Any provision in the Existing Agreement or any other Existing Document that constitutes a requirement for the Borrower to compensate any Lender for any increased cost incurred as a result of a change of law, or any interpretation thereof, or any other analogous or similar yield maintenance provision shall be modified mutatis mutandis to include, as a cost or expense subject to such provisions, without limitation, any cost or expense incurred by such Lender with respect to its Credit Extensions under the Amended Agreement and the other Amended Documents in compliance with regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States, as in effect from time to time and all official rulings and interpretations thereunder or thereof).

(f)	London Interbank Market. Any reference in the Existing Agreement or any other Existing Document to the London interbank market, London interbank eurodollar market or other analogous or similar term shall be disregarded and, to the extent that such reference operates as a limitation on, or qualification of, the applicability of another provision, such limitation or qualification will be deemed removed.

Article	IV.	Delayed Rate Switch for Prior Periodic USD LIBOR Credit Extensions.
Section 4.1

The provisions in the other Articles of this Exhibit A shall not apply with respect to (a) any USD LIBOR Credit Extension that is outstanding that bears interest with reference to a USD LIBOR rate that (i) is or was set prior to the Effective Date and (ii) is held constant for a specifically designated interest period and is not reset on a daily or substantially daily basis (disregarding daycount, weekend or holiday conventions); provided that, such USD LIBOR Credit Extension shall only continue in effect until the expiration of the then current Interest Period for such USD LIBOR Credit Extension, and (b) any retroactive margin, yield, fee or commission increases available to the Administrative Agent or the Lenders as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any USD LIBOR Credit Extension or any higher fee or commission for any applicable period.

	Section 4.2	The USD LIBOR Related Definitions and provisions with respect to items described in Section 4.1 of this Exhibit A (as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date) shall not be deleted and shall continue in effect solely as necessary to effect the provisions set forth in Section 4.1.

Article	V.	Additional Provisions.
Section 5.1	Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)	Unascertainable; Increased Costs. If, on or after the Effective Date:
(i)

the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii)

the Required Lenders determines that for any reason in connection with any request for a Credit Extension or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed SOFR Credit Extension does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Credit Extension, and the Required Lenders provide notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 5.1(c) of this Exhibit A.

(b)

Illegality.  If on or after the Effective Date any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Credit Extension, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 5.1(c) of this Exhibit A.

(c)	Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 5.1(a) of this Exhibit A, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 5.1(b) of this Exhibit A, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

(i)

Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a SOFR Credit Extension (to the extent of the affected SOFR Credit Extension or Interest Periods) shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(ii)	If at any time the Administrative Agent makes a determination under Section 5.1(a) of this Exhibit A, then (a) if the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Credit Extension that has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Credit Extension in the amount specified therein, and (b) any outstanding Credit Extensions shall be converted into a Base Rate Credit Extension, (i) in the case of a SOFR Credit Extension, at the end of the applicable Interest Period, and (ii) in all other cases, immediately.

(iii)

If any Lender notifies the Administrative Agent of a determination under Section 5.1(b) of this Exhibit A, the Borrower shall, subject to the Borrower’s indemnification obligations under the Amended Agreement, as to any Credit Extension of the Lender which is a SOFR Credit Extension, on the date specified in such notice either convert such SOFR Credit Extension to a Base Rate Credit Extension or prepay such SOFR Credit Extension in accordance with the Amended Agreement.  Absent due notice from the Borrower of conversion or prepayment, such Credit Extension shall automatically be converted to a Base Rate Credit Extension upon such specified date.

(d)	Benchmark Replacement Setting.
(i)

Benchmark Replacement. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or after the Effective Date and prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Amended Agreement or any other Amended Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under the Amended Agreement and under any Amended Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, the Amended Agreement or any other Amended Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)

Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to the Amended Agreement, this Amendment or any other Amended Document.

(iii)

Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.1(d) of this Exhibit A, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to the Amended Agreement, this Amendment or any other Amended Document except, in each case, as expressly required pursuant to this Section 5.1(d) of this Exhibit A.

(iv)

Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary in the Amended Agreement or in any other Amended Document, at any time after the Effective Date (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)

Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for, conversion to or continuation of a loan to be made, converted or continued at the then-current Benchmark during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for an advance or conversion to a Base Rate Credit Extension. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of any Base Rate Credit Extension based upon such then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination thereof.